SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest reported):  September 12, 2002




                 Integrated Defense Technologies, Inc.
       (Exact name of registrant as specified in its charter)


      Delaware                  001-31235                   13-4027646
 (State or other              (Commission               (I.R.S. Employer
   jurisdiction               File Number)             Identification No.)
  of incorporation)


            110 Wynn Drive                            35805
          Huntsville, Alabama                      (Zip Code)
 (Address of Principal Executive Offices)

   Registrant's telephone number, including area code      (256) 895-2000



                              No Change
    (Former name or former address, if changed since last report)




Item 5.	  Other Events

Potential Acquisition
---------------------

          On September 12, 2002, Integrated Defense Technologies, Inc. ("IDT") entered into an agreement to purchase the Gaithersburg, Maryland operations of BAE Systems Aerospace Electronics Inc. ("BAE Systems Gaithersburg operation"). The purchase price for the assets of BAE Systems Gaithersburg operation is expected to be $146 million in cash, subject to adjustment. The purchase is subject to customary conditions to closing including the obtaining of all appropriate governmental consents and clearances.

          IDT intends to use cash on its balance sheet and to increase the size of its existing senior secured credit facility as the principal source of the funds needed to purchase BAE Systems Gaithersburg operation. IDT's existing senior lenders are led by Canadian Imperial Bank of Commerce, General Electric Capital Corporation and Credit Lyonnais.

          BAE Systems Gaithersburg operation is a leading designer and manufacturer of high performance radio frequency (RF) surveillance equipment used in signals intelligence applications. Upon closing of the acquisition, IDT expects to continue to operate BAE Systems Gaithersburg operation as a separate operating subsidiary.

About IDT
---------

          IDT is a developer and provider of advanced electronics and technology products to the defense and intelligence industries. IDT products are installed on or used in support of a wide array of military platforms to enhance their operational performance or extend their useful life. IDT products are incorporated into approximately 250 programs, which, in turn, are installed on or support over 275 platforms. IDT employs more than 1,600 people throughout the United States and Canada.

Forward-Looking Statements
--------------------------

          This Form 8-K and the attached exhibits contain statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about IDT's business and that of BAE Systems Gaithersburg operation based, in part, on assumptions made by management or other persons believed by management to be reliable. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in IDT's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and IDT does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Item 7.   Financial Statements and Exhibits

          (c) Exhibits

No.
----

99.1      Press release, dated September 13, 2002.


Item 9.   Regulation FD Disclosure

          On September 13, 2002, IDT issued a press release announcing that it had entered into an agreement to purchase BAE Systems Gaithersburg
operation.   A copy of the press release is attached as an exhibit to this
Form 8-K.




                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					INTEGRATED DEFENSE TECHNOLOGIES, INC.


Date:  September 13, 2002     		By:  /s/ John W. Wilhoite
					-------------------------------
                         		Name:  John W. Wilhoite
                         		Title: Vice President of Finance and
					       Chief Financial Officer